                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement         [_]  Confidential, FOR Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                GEERLINGS & WADE
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:


(2)  Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)  Proposed maximum aggregate value of transaction:


(5)  Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:


(2)  Form, Schedule or Registration Statement No.:


(3)  Filing Party:


(4)  Date Filed:

              [LOGO]                     960 Turnpike
              GEERLINGS                  Street Canton, MA 02021
              & WADE
              YOUR PERSONAL WINE SERVICE

                                                                April 5, 2002

Dear Stockholder:

   It is our pleasure to invite you to the 2002 Annual Meeting of Stockholders of Geerlings & Wade, Inc., a Massachusetts corporation, to be held on Tuesday, May 7, 2002 at 3:00 p.m. at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110.

   Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. Your return of a proxy in advance will not affect your right to vote in person at the annual meeting.

   We hope that you will be able to attend the annual meeting. The officers and directors of Geerlings & Wade look forward to seeing you at that time.

                                          Sincerely,

                                          /s/ HUIB E. GEERLINGS
                                          Huib E. Geerlings
                                          Chairman of the
                                          Board of Directors

                                          /s/ DAVID R. PEARCE
                                          David R. Pearce
                                          President and
                                          Chief Executive Officer

                            Geerlings & Wade, Inc.
                              960 Turnpike Street
                          Canton, Massachusetts 02021

                   Notice of Annual Meeting of Stockholders

                            To be held May 7, 2002

                               -----------------


   The 2002 Annual Meeting of Stockholders of Geerlings & Wade, Inc. will be held at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110, on Tuesday, May 7, 2002 at 3:00 p.m. for the following purposes:

    1. To re-elect two directors for a three-year term ending in 2005.

    2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of Geerlings & Wade for the fiscal year ending December 31, 2002.

    3. To transact such other business as may properly come before the annual meeting and any adjournment thereof.

   The Board of Directors has fixed the close of business on March 18, 2002 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

   Whether or not you plan to attend, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          /s/ DAVID R. PEARCE
                                          DAVID R. PEARCE
                                          Clerk

Canton, Massachusetts
April 5, 2002

                            Geerlings & Wade, Inc.
                              960 Turnpike Street
                          Canton, Massachusetts 02021

                               -----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

   The accompanying proxy is solicited by and on behalf of the Board of Directors of Geerlings & Wade, Inc., a Massachusetts corporation, for use at the annual meeting of stockholders to be held at the offices of Ropes & Gray, One International Place, 36th floor, Boston, Massachusetts 02110 on Tuesday, May 7, 2002 at 3:00 p.m. and any adjournments thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders.

   Stockholders of record at the close of business on March 18, 2002 will be entitled to vote at the annual meeting of stockholders. On that date, there were 3,870,113 shares of common stock, par value $.01 per share, of Geerlings & Wade outstanding, the holders of which are entitled to one vote per share on each matter to come before the annual meeting. Proxies properly executed and returned will be voted at the annual meeting in accordance with any directions noted thereon or, if no direction is indicated, proxies will be voted FOR the re-election of the nominees for director set forth herein and FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of Geerlings & Wade. Proxies will be voted in the discretion of the holders of the proxy in accordance with their best judgment with respect to any other business that may properly come before the annual meeting and all matters incidental to the conduct of the annual meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Clerk of Geerlings & Wade a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked. Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

   Under Geerlings & Wade's by-laws, a majority of the shares of Geerlings & Wade's common stock issued and outstanding and entitled to vote will constitute a quorum for the annual meeting. For purposes of determining a quorum, abstentions, withheld votes or broker "non-votes" will be counted as present. Broker "non-votes" occur when Geerlings & Wade receives a proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the proxy.

   It is expected that this proxy statement and the enclosed form of proxy together with the Geerlings & Wade annual report for the fiscal year ended December 31, 2001 will be mailed to stockholders on or about April 5, 2002.

                           RE-ELECTION OF DIRECTORS

                                (Proposal One)

   Two directors are to be elected at the 2002 Annual Meeting of Stockholders for three year terms that expire in 2005. The Board of Directors consists of five members. Two other directors have been elected to terms that end in 2003, and one other director has been elected to a term that ends in 2004, as indicated below. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which each proxy relates FOR the re-election of the nominees listed below for terms of three years expiring at the 2005 Annual Meeting of Stockholders and until successors are elected and qualified or until his or their earlier death, removal or resignation. The nominees named below are presently serving as directors of Geerlings & Wade. The nominees are expected to be available for election and to be able to serve. If a nominee should become unavailable, however, such proxy will be voted for a substitute nominee designated by the Board of Directors. The nominees for election as directors at the annual meeting receiving the greatest number of votes properly cast for election of directors shall be elected.

   Set forth below is certain information concerning the nominees and the other incumbent directors:

Nominees for Re-Election as Directors at the Annual Meeting

   James C. Curvey--Mr. Curvey has been a director of Geerlings & Wade since its initial public offering in June 1994. Mr. Curvey has served as Vice Chairman of Fidelity Investments and Chief Operating Officer of Fidelity Strategic Investments since July 2000. Prior to this role, Mr. Curvey served as President and Chief Operating Officer of Fidelity Investments since May 1997. Mr. Curvey serves on the Board of Directors of COLT Telecom Group plc and several nonprofit and educational institutions. Mr. Curvey received his Bachelor of Science from Villanova University in 1957 and his Master of Arts from George Washington University in 1962. Mr. Curvey is 66 years old.

   John J. Remondi--Mr. Remondi was appointed to the Board of Directors in November 2000. Mr. Remondi has served as President of Fidelity Investors Management LLC (FIML) since January 2001. Prior to this role, Mr. Remondi was Vice President of FMR Corp. and Managing Director of Fidelity Ventures. Mr. Remondi joined Fidelity in 1983 as Chief Financial Officer for FMR Corp. and served in the position until joining Fidelity Ventures in 1991. Mr. Remondi is a director of The Strober Organization, W.R. Hambrecht & Co., Tillotson Healthcare Corporation and on the Boards of several non-profit organizations. Mr. Remondi is a graduate of Boston College and Boston University School of Management. Mr. Remondi is 65 years old.

Directors Whose Terms Expire in 2003

   John M. Connors, Jr.--Mr. Connors has served as a director of Geerlings & Wade since June 1997. Mr. Connors, who was a founding partner in 1968 of Hill, Holliday, Connors, Cosmopulos, Inc., a leading full-service marketing communications company, currently serves as Hill, Holliday's Chairman and Chief Executive Officer. Hill, Holliday is a member of the Interpublic Group of Companies, Inc. Mr. Connors is the Chairman of the Board of Directors of Partners HealthCare System, Inc. and is a member of the Board of Trustees of Boston College, the Board of Trustees of Brandeis College, the Board of Directors of the John Hancock Financial Services, Inc. and the Board of Directors of Saucony, Inc. Mr. Connors received his Bachelor of Science degree from Boston College in 1963. Mr. Connors is 59 years old.

   Huib E. Geerlings--Mr. Geerlings has served as Chairman of Geerlings & Wade's Board of Directors since June 1988. In addition, from 1988 to 1995, he served as Geerlings & Wade's Chief Executive Officer. Since 1997, Mr. Geerlings has served as Chairman and Chief Information Officer of Verbind, Inc., a software company. Mr. Geerlings received his undergraduate degree and his Masters in Business Administration from Erasmus University in Rotterdam. Mr. Geerlings is 47 years old.

Director Whose Term Expires in 2004

   Robert L. Webb--Mr. Webb has been a director of Geerlings & Wade since its initial public offering in June 1994. In 1989, Mr. Webb co-founded Catalog Ventures, Inc., a wholly-owned subsidiary of Potpourri Holdings, Inc., which publishes five national direct-mail consumer gift catalogs, and he has served as its Vice President since 1997. Mr. Webb also co-founded Webb & Co., a direct marketing consulting firm, where he served as President and Chief Executive Officer from 1973 until 1997. Mr. Webb received his undergraduate degree from the United States Air Force Academy and holds a masters degree from the Fletcher School of International Law and Diplomacy of Tufts University. Mr. Webb is 54 years old.

Meetings and Committees of the Board of Directors

   In fiscal 2001, the Board of Directors held four meetings and acted by unanimous written consent in lieu of a meeting on four occasions. During fiscal 2001, each director, except Mr. Connors, attended at least 75% of the aggregate number of Board meetings and meetings of any committee of which he was a member.

   The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a standing nominating committee.

   The Audit Committee was established in June 1994. It held four meetings during fiscal 2001. The Audit Committee currently consists of three directors:
Messrs. Connors, Remondi and Webb, all of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(14) and as required by Rule 4350(d)(2). The duties of the Audit Committee are (i) to review with management and the independent public accountants the scope and results of any and all audits, the nature of any other services provided by the independent public accountants, changes in the accounting principles applied to the presentation of Geerlings & Wade's financial statements, and any comments by the independent public accountants on Geerlings & Wade's policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the Board of Directors on the engagement of the independent public accountants. The Board of Directors has adopted a written charter of the Audit Committee, and the Audit Committee evaluates its sufficiency on an annual basis.

   The Compensation Committee was established in June 1994. It held no meetings in separate session during fiscal 2001 and acted by unanimous written consent in lieu of a meeting on two occasions. The Compensation Committee currently consists of three directors: Messrs. Curvey, Remondi and Webb, all of whom are "non-employee directors" as that term is used in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The duties of the Compensation Committee are to recommend compensation arrangements for the President and Chief Executive Officer and review annual compensation arrangements for all other officers and significant employees. The Compensation Committee also has the responsibility to administer Geerlings & Wade's Stock Option Plan. Accordingly, the Compensation Committee has the discretionary authority, not inconsistent with the express provisions of the Stock Option Plan, to (i) grant option awards to eligible persons, (ii) determine the time or times when awards shall be granted and the number of shares of Geerlings & Wade common stock subject to each award, (iii) designate options as incentive options, (iv) determine the terms and conditions of each award, (v) prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Stock Option Plan and to change such forms from time to time, (vi) adopt, amend, and rescind rules and regulations for the administration of the Stock Option Plan, and (vii) interpret the Stock Option Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Stock Option Plan. No member of this committee was an officer or employee of Geerlings & Wade during fiscal 2001.

Directors' Compensation

   In fiscal 2001, each director of Geerlings & Wade who was not an employee of Geerlings & Wade was paid $750 for each meeting of the Board of Directors attended by such director. Currently, no member of the Board of Directors is an employee of Geerlings & Wade. In addition, pursuant to the Non-Employee Director Stock

Option Plan, non-employee directors receive options to purchase 2,500 shares of Geerlings & Wade common stock each year upon the anniversary of their election to the Board of Directors. The options granted under the Non-Employee Stock Option Plan are granted at fair market value and become exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

   In addition, Mr. Geerlings has a consulting arrangement with Geerlings & Wade, whereby he provides, at the request of Geerlings & Wade, consulting services in connection with Geerlings & Wade's marketing efforts and also provides Geerlings & Wade with the right to use his name in connection with Geerlings & Wade's marketing literature. Pursuant to this arrangement, Geerlings & Wade pays Mr. Geerlings a fee of $3,000 per month for his consulting services and provides free coverage under its health plan to Mr. Geerlings and his family. The consulting arrangement may be terminated at any time at the will of Geerlings & Wade. Mr. Geerlings, as the Chairman and Chief Information Officer of Verbind, Inc., also received indirect benefits from Geerlings & Wade during fiscal 2001 from the acquisition by Geerlings & Wade of software developed by Verbind, Inc. During the fiscal year ended December 31, 2001, Verbind, Inc. was paid $66,000.

   Mr. Connors, as the Chairman and Chief Executive Officer of Hill, Holliday, received indirect benefits during fiscal 2001 from Geerlings & Wade from fees related to websites, which Hill, Holliday developed and launched for Geerlings & Wade in fiscal 1999. During the fiscal year ended December 31, 2001, Hill, Holliday was paid $947.20.

 The Board of Directors Recommends a Vote FOR the Re-Election of the Nominees
                               Described Above.

        RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                                (Proposal Two)

   The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as independent public accountants for the year ending December 31, 2002. Arthur Andersen LLP acted as independent public accountants for Geerlings & Wade during the year ended December 31, 2001 and all other years since 1992. Fees to Geerlings & Wade for professional services rendered by Arthur Andersen LLP during 2001 were as follows: Audit Fees:
$115,300; Financial Information Systems Design and Implementation Fees: $0; and All Other Fees: $41,950, for tax preparation and tax consultation services. We expect that representatives from Arthur Andersen LLP will be present at the Annual Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.

   The Board of Directors recommends the ratification by the stockholders of the appointment by the Board of Directors of Arthur Andersen LLP as Geerlings & Wade's independent public accountants for the fiscal year ending December 31, 2002. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the shares to which the proxy is related FOR the ratification of the appointment of Arthur Andersen LLP. The affirmative vote of the holders of a majority of shares properly cast on the proposal, in person or by proxy, will be required to ratify the appointment of Arthur Andersen LLP. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the year, if the Board of Directors believes that the change would be in the best interests of the Company and its stockholders. In the event that the stockholders do not ratify the appointment of Arthur Andersen LLP as Geerlings & Wade's independent accounting firm, the Board of Directors will consider the selection of another firm of independent accountants.

The Board of Directors Recommends a Vote FOR the Ratification of the Selection
              of Independent Public Accountants Described Above.

                 EXECUTIVE COMPENSATION; CERTAIN ARRANGEMENTS

Executive Officers of Geerlings & Wade

   The following table sets forth certain information with respect to the executive officers of Geerlings & Wade and other significant employees as of March 18, 2002. Geerlings & Wade's officers serve at the discretion of the Board of Directors.

    Name             Age Position
    ----             --- --------
    David R. Pearce. 43  President, Chief Executive Officer, Chief Financial
                         Officer, Treasurer and Clerk
    Richard E. Libby 46  Chief Marketing Officer
    Gregg A. Kober.. 39  Vice President of Operations

   David R. Pearce--Mr. Pearce has been President and Chief Executive Officer since April 2000, and Clerk of Geerlings & Wade since July 2000. He was appointed Treasurer of Geerlings & Wade by the Board of Directors in February 1997 and has been Chief Financial Officer of Geerlings & Wade since November 1996. Prior to joining Geerlings & Wade, Mr. Pearce served as Chief Financial Officer of State Line Tack, Inc. from January 1995 to August 1996, and served as a director of State Line Tack from 1993 to 1996. Mr. Pearce received his undergraduate degree from Brown University and his Masters of Business Administration from the University of California, Berkeley.

   Richard E. Libby--Mr. Libby joined Geerlings & Wade in September 2001 as Chief Marketing Officer. Prior to joining Geerlings & Wade, Mr. Libby served as President of Movecentral.com since 1998. Movecentral.com, which was sold to Monstermoving in 2000, is a move planning and relocation assistance company selling through online and direct marketing channels. Prior to joining Movecentral.com, Mr. Libby worked for Cendant Corporation since 1994 and served as a Senior Vice President there since 1996. Cendant Corporation is primarily a provider of travel and residential real estate services. Mr. Libby developed new marketing channels for Cendant's real estate, travel and membership businesses. Mr. Libby is a graduate of New Hampshire College.

   Gregg A. Kober--Mr. Kober has been Vice President of Operations for Geerlings & Wade since May 2000. He joined Geerlings & Wade in September 1996. Prior to joining Geerlings & Wade, Mr. Kober served as the Manager of Business Operations at the Bose Corporation where he had been employed since 1989. Mr. Kober is a graduate of Northeastern University.

Other Key Personnel

   Geerlings & Wade's other key personnel are:

      Name               Age Position
      ----               --- --------
      Iveta Estrella.... 30  Controller and Assistant Clerk
      Paul Hambelton.... 36  Vice President of Marketing--Special Projects
      Francis A. Sanders 46  Wine Director
      James Shilale..... 33  Vice President of Business Development

   Iveta Estrella--Ms. Estrella joined Geerlings & Wade in January 1994. She was appointed Controller and Assistant Clerk of Geerlings & Wade in May 2000. Ms. Estrella received her Bachelor of Arts degree in Accounting from Rhode Island College.

   Paul Hambelton--Mr. Hambelton joined Geerlings & Wade in October 2001 as Vice President of Marketing--Special Projects. Prior to joining Geerlings & Wade, Mr. Hambelton was Vice President of Marketing for Insurance.com, an online insurance provider, since August 2000. Prior to Insurance.com, Mr. Hambelton was Vice President of Direct Marketing Services for Cross Country Group, a roadside assistance services company since May 1998. From 1996 to 1998, Mr. Hambelton worked as director, New Channels and Business Development for Cendant Corporation. Mr. Hambelton received his undergraduate degree from Worcester Polytechnic Institute and his Masters of Business Administration from MIT Sloan School of Management.

   Francis Sanders--Mr. Sanders joined Geerlings & Wade in May 1997. Previously he served for eight years as the wine supervisor for Boston's Blanchard's retail chain and has over 22 years experience in the beverage industry. Mr. Sanders is a graduate of the University of Lowell.

   James Shilale--Mr. Shilale joined Geerlings & Wade in December 2001 as Vice President of Business Development. Prior to joining Geerlings & Wade, Mr. Shilale was Director of Field Sales for Monstermoving, a move planning and relocation assistance company and a division of TMP Worldwide, since June 1999. Mr. Shilale attended Boson University Graduate School of Management from 1997 to May of 1999. Since 1995 and prior to matriculating at Boston University, Mr. Shilale was Major Account Manager for Corporate Software and Technology, a software reseller to Fortune 500 corporations. Mr. Shilale received his undergraduate degree from University of Massachusetts and his Masters of Business Administration from Boston University.

Summary Compensation Table

   The following summary compensation table sets forth compensation earned for all services rendered to Geerlings & Wade during each of the last three fiscal years, as applicable, by persons serving as Geerlings & Wade's Chief Executive Officer and the other executive officer of Geerlings & Wade who earned salary and bonuses in excess of $100,000 for the year ended December 31, 2001, who are hereinafter referred to as "named executive officers."

                                                                        Long-Term
                                               Annual Compensation     Compensation
                                           ------------------------    ------------
                                                                        Securities
                                                                        Underlying   All Other
       Name and Principal Position         Year Salary ($) Bonus ($)     Options    Compensation
       ---------------------------         ---- ---------- ---------   ------------ ------------
David R. Pearce........................... 2001  200,875         --            0         --
 President, Chief Executive Officer, Chief 2000  185,577     70,000       42,000(1)      --
   Financial Officer, Treasurer, and Clerk 1999  175,000     17,500                      --

Richard Libby (2)......................... 2001   45,000     10,000(3)    50,000(4)
 Chief Marketing Officer                   2000       --         --           --         --
                                           1999       --         --           --         --

--------
(1) Mr. Pearce was awarded 42,000 incentive stock options on April 6, 2000.
(2) Mr. Libby joined Geerlings & Wade in September 2001.
(3) Mr. Libby was awarded a signing bonus of $10,000 upon entry into an employment letter with Geerlings & Wade.
(4) Represents options to purchase shares of the Company's common stock granted on October 2, 2001 with an exercise price of $1.10 per share.

Option Grants

   The following table sets forth certain information regarding stock option grants made to the named executive officers.

                       Option Grants in Last Fiscal Year
                             Individual Grants (1)

                                                               Potential Realization
                                                                  Value at Assumed
                Number of    Percent of                        Annual Rates of Stock
                Securities Total Options  Exercise             Price Appreciation for
                Underlying   Granted to   Price per               Option Term (2)
                 Options     Employees      Share   Expiration ----------------------
                 Granted   in Fiscal Year  ($/sh)      Date      5% ($)     10% ($)
                ---------- -------------- --------- ----------   -------   -------
David R. Pearce        0          --           --           --      --          --
Richard Libby..   50,000        54.3%       $1.10   10/02/2011 $34,589     $87,656

--------
(1) No stock appreciation rights were granted during fiscal 2001. All such options grants are incentive stock options having a term of 10 years. All such options vest ratably on grant anniversary over a period of three years. All such options were granted at fair market value measured by the closing price for the Geerlings & Wade common stock on the NASDAQ SmallCap Market on the date of the grant.
(2) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

Option Values

   The table below sets forth information for the named executive officers with respect to fiscal 2001 year-end option values.

                         Fiscal Year-End Option Values

                        Number of Securities
                       Underlying Unexercised     Value of Unexercised
                          Options at Fiscal      In-the-Money Options at
                            Year-End (#)         Fiscal Year-End ($)(1)
                      ------------------------- -------------------------
       Name           Exercisable Unexercisable Exercisable Unexercisable
       ----           ----------- ------------- ----------- -------------
       David R. Peace   64,000       33,000         $0           $0
       Richard Libby.        0       50,000         $0           $0

--------
(1) The closing price for Geerlings & Wade's common stock on The NASDAQ SmallCap Market on December 31, 2001, the last trading day of the fiscal year, was $0.95 per share.

Employment Arrangements

   Effective April 7, 2000, David R. Pearce and Geerlings & Wade entered into an agreement under which Mr. Pearce agreed to serve as Geerlings & Wade's President and Chief Executive Officer. Pursuant to that agreement, Mr. Pearce is paid a base salary of $200,000 and was granted 42,000 stock options for the Company's common stock. The stock options will vest in three equal increments of 14,000 on the first, second, and third anniversary date of the agreement. Also pursuant to that agreement, Mr. Pearce was awarded a one-time retention bonus in the amount of $50,000 for being continuously employed by the Company through December 31, 2000. The agreement is terminable at will at the option of Geerlings & Wade or Mr. Pearce. If Geerlings & Wade terminates the agreement for reasons other than for cause, Mr. Pearce shall be entitled to a severance payment in the amount of $200,000, payable in twelve equal monthly installments, following his termination. The $200,000 severance payment will be reduced by 50% of the income Mr. Pearce receives from any position he takes with another company with a maximum reduction of $100,000. The agreement also provides that while Mr. Pearce is employed by Geerlings & Wade and for twelve (12) months after his employment terminates, he shall not compete with Geerlings & Wade or its affiliates or engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with Geerlings & Wade including, without limitation, any activity that involves the retail sale of wine or wine accessories via the mails or the internet.

   On September 17, 2001, Richard Libby and Geerlings & Wade entered into an employment letter under which Mr. Libby agreed to serve as Geerlings & Wade's Chief Marketing Officer. Pursuant to that letter, Mr. Libby is paid a base salary of $180,000. Mr. Libby was awarded a $10,000 signing bonus and, under the terms of the letter, is eligible to earn a bonus of up to $12,500 per calendar quarter during his employment based on achievement of mutually agreed upon targets. Mr. Libby was also granted 50,000 options to purchase the Company's common stock. The stock options will vest in three equal increments on the first, second, and third anniversary of the date of grant. Mr. Libby's employment is terminable at will at the option of Geerlings & Wade. If Geerlings & Wade terminates Mr. Libby's employment for reasons other than for cause or disability, Mr. Libby shall be entitled to (i) three months' salary continuation if the termination occurs after his continuous employment for three months or (ii) six months' salary continuation if the termination occurs after his continuous employment for twelve months. Mr. Libby may terminate his employment upon sixty days' notice to Geerlings & Wade. The letter also contains certain confidentiality provisions and provides that while Mr. Libby is employed by Geerlings & Wade and for twelve (12) months after his employment terminates, he shall not compete with Geerlings & Wade or its affiliates or engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with Geerlings & Wade including, without limitation, any activity that involves the retail sale of wine or wine accessories via the mails or the Internet.

                            AUDIT COMMITTEE REPORT

   Notwithstanding anything to the contrary set forth in any of Geerlings & Wade's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

   The Audit Committee currently consists of three directors: Messrs. Connors, Remondi and Webb, all of whom are independent directors as defined in National Association of Securities Dealers Marketplace Rule 4200(a)(14). The duties of the Audit Committee are (i) to review with management and the independent public accountants the scope and results of any and all audits, the nature of any other services provided by the independent public accountants, changes in the accounting principles applied to the presentation of Geerlings & Wade's financial statements, and any comments by the independent public accountants on Geerlings & Wade's policies and procedures with respect to internal accounting, auditing and financial controls and (ii) to make recommendations to the Board of Directors on the engagement of the independent public accountants. The Board of Directors has adopted a written charter of the Audit Committee, and the Audit Committee evaluates its sufficiency on an annual basis.

   Consistent with its duties, the Audit Committee has reviewed and discussed with the Company's management the audited financial statements for the year ended December 31, 2001. Arthur Andersen LLP, the Company's independent public accountants, issued their unqualified report dated March 26, 2002 on Geerlings & Wade's financial statements.

   The Audit Committee has also discussed with Arthur Andersen LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Arthur Andersen LLP its independence as an auditor. The Audit Committee has also considered whether Arthur Andersen LLP's provision of non-audit services is compatible with its independence.

   Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that Geerlings & Wade's audited financial statements for the year ended December 31, 2001 be included in the Annual Report on Form 10-K for the fiscal year then ended.

                                             Audit Committee
                                             of the Board of Directors

                                             John M. Connors, Jr.
                                             John J. Remondi
                                             Robert L. Webb

March 2002

                         COMPENSATION COMMITTEE REPORT

   Notwithstanding anything to the contrary set forth in any of Geerlings & Wade's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page 12 shall not be incorporated by reference into any such filings.

   The Compensation Committee of the Geerlings & Wade Board of Directors is currently composed of three outside directors: Messrs. Curvey, Remondi and Webb. The committee's responsibilities include recommending the annual compensation arrangements for the President and Chief Executive Officer of Geerlings & Wade, reviewing the annual compensation arrangements for all other officers and significant employees of Geerlings & Wade and administering Geerlings & Wade's Stock Option Plan. No member of this committee was an officer or employee of Geerlings & Wade during 2001.

   Geerlings & Wade believes that all of its employees are vital to its continued success. It is crucial that employees understand Geerlings & Wade's objectives and the role they play in the achievement of these objectives. With this in mind, Geerlings & Wade seeks to create a positive work environment for its employees, including an appropriate level of training and ample opportunities for advancement for all its employees.

   Under the supervision of the Compensation Committee, Geerlings & Wade has developed and implemented compensation policies and plans that seek to tie the financial interests of Geerlings & Wade's senior management with the interests of its stockholders. As a result, Geerlings & Wade seeks to reward performance in those quantitative areas believed to be important to the long-term interests of stockholders, namely enhanced sales growth and profitability and the successful implementation of Geerlings & Wade's business plan. Geerlings & Wade believes that success in these quantitative areas will also be evidence of success in the qualitative areas discussed above relating to the work environment for Geerlings & Wade's employees, employee training and employee opportunity for advancement. In addition, Geerlings & Wade seeks to provide total compensation packages that will attract the best talent to Geerlings & Wade, motivate individuals to perform at their highest levels, reward outstanding performance and retain executives whose skills are critical for building long-term stockholder value. To implement these policies, Geerlings & Wade's compensation structure has three components: base salary, cash bonuses and stock options.

   Mr. Pearce, Geerlings & Wade's President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Clerk, is a party to an employment agreement with Geerlings & Wade. For details regarding the employment agreement see "Employment Arrangements" on pages 7 and 8 of this proxy statement. Pursuant to the agreement, Mr. Pearce was awarded 42,000 incentive stock options as an additional performance incentive that is linked to the future performance of Geerlings & Wade's common stock. The Compensation Committee believes that the grant of such options provides appropriate incentive to Mr. Pearce by making a significant amount of his future remuneration contingent upon either a significant increase in the price of Geerlings & Wade common stock or a long period of future service to Geerlings & Wade.

   Mr. Libby, Geerlings & Wade's Chief Marketing Officer, is also party to an employment letter with Geerlings & Wade, which is described in detail on page 8 of this proxy statement. Mr. Libby was awarded an option to purchase 50,000 shares of the Company's common stock pursuant to this letter. The value of this equity incentive is tied to the future performance of the Company's common stock. Mr. Libby is also eligible for a bonus of up to $12,500 per calendar quarter based on mutually agreed upon targets.
   With respect to Geerlings & Wade's other employees and executives, compensation is determined, in consultation with the Compensation Committee, by the President and Chief Executive Officer upon consideration of such individual's performance and any changes in their functional responsibilities.

   Employee and executive compensation is generally comprised of a combination of cash compensation and grants of options under Geerlings & Wade's Stock Option Plan. Stock options are awarded during the year on a discretionary basis. Stock options are intended to offer an equity incentive for superior performance and to foster the retention of key personnel through awards structured to vest and become exercisable over time provided that the individual remains employed by Geerlings & Wade. There is no set formula for the award of options. Factors considered in making option awards to employees and executives of Geerlings & Wade in 2001 included prior grants to such individual, the importance of retaining such individual's services, such employee's potential to contribute to the success of Geerlings & Wade and such employee's past contributions to Geerlings & Wade.

                                             Compensation Committee
                                             of the Board of Directors

                                             James C. Curvey
                                             John J. Remondi
                                             Robert L. Webb

March 2002

                               PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in Geerlings & Wade's cumulative total shareholder return on its common stock with the cumulative total return on the Nasdaq Market Index (Broad Market index) and a self-constructed peer group index,* for the five years preceding December 31, 2001, the last trading day of fiscal 2001. The cumulative total shareholder return is based on $100 invested in Geerlings & Wade common stock and in the respective indices on December 31, 1996 (including reinvestment of dividends). The stock prices on the performance graph are not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                         AMONG GEERLINGS & WADE, INC.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX




                                    [CHART]

              Geerlings & Wade, Inc.   Peer Group Index     NASDAQ Market Index
12/31/96      100.00                   100.00               100.00
12/31/97       94.29                   148.50               122.32
12/31/98      210.00                   138.37               172.52
12/31/99      158.57                   156.98               304.29
12/29/00       45.01                   101.16               191.25
12/31/01       21.71                   169.84               152.46

                  ASSUMES $100 INVESTED ON DECEMBER 31, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED DEC. 31, 2001
--------
* The peer group index is comprised of the following direct-mail retail marketing companies: J. Jill Group, Inc. (JILL), Green Mountain Coffee Inc.
   (GMCR), Hanover Direct (HNV), Land's End (LE), Lilian Vernon (LVC), Right Start (RTST), Spiegel (SPGLA) and Vermont Teddy Bear (BEAR). Each of these companies is publicly traded. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                        SECURITIES OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding the beneficial ownership of the Geerlings & Wade common stock as of March 18, 2002 (unless another date is specified by footnote), by each person known to Geerlings & Wade to be the beneficial owner of more than five percent of the Geerlings & Wade common stock, each director of Geerlings & Wade, each executive officer of Geerlings & Wade and all directors and executive officers of Geerlings & Wade as a group. Except as otherwise indicated, the beneficial owners of the Geerlings & Wade common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                                                             Amount and
                                                             Nature of
                                                             Beneficial     Percent
Name of Beneficial Owner                                    Ownership(1)  of Class(2)
------------------------                                    ------------  -----------
Palo Alto Investors LLC/Palo Alto Investors/William L.
  Edwards/Micro Cap Partners, L.P.(3)......................    720,770       18.6%
DIRECTORS & EXECUTIVE OFFICERS

John M. Connors, Jr........................................    167,499(4)     4.3%

James C. Curvey............................................    215,798(5)     5.6%

Huib E. Geerlings..........................................    871,499(4)    22.5%

Gregg Kober................................................     21,666(6)       *

Richard Libby..............................................          0          0%

David R. Pearce............................................    102,251(7)     2.6%

John J. Remondi............................................    270,332(8)     7.0%

Robert L. Webb.............................................     94,999(5)     2.4%

All directors and executive officers as a group (8 persons)  1,744,044       43.6%

--------
*  Less than 1%.
(1) For purposes of determining beneficial ownership of Geerlings & Wade's common stock, owners of options that are exercisable within 60 days of March 18, 2002 are considered to be the beneficial owners of the shares of the common stock for which such securities are exercisable.
(2) Shares which may be acquired through the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown on the table.
(3) As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002. Palo Alto Investors, LLC, Palo Alto Investors and William L. Edwards may be deemed to be the beneficial owners of 696,665 shares as of December 31, 2001, and each reports that it has shared voting power and shared dispositive power with respect to such shares. Micro Cap Partners, L.P., an investment partnership of which Palo Alto Investors, LLC is the General Partner, is the beneficial owner of 356,900 of such shares and reports that it has shared voting power and shared dispositive power with respect to such shares. Palo Alto Investors, LLC, Palo Alto Investors and William L. Edwards may be deemed to have indirect beneficial ownership over shares beneficially owned by investment advisory clients of Palo Alto Investors, LLC or by an investment limited partnership of which Palo Alto Investors, LLC is the general partner. Palo Alto Investors is the manager of Palo Alto Investors, LLC. William L. Edwards is the controlling shareholder of Palo Alto Investors. William L. Edwards also reports his beneficial ownership of 24,105 shares over which he exercises sole voting power and sole dispositive power. The business address for Palo Alto Investors, Palo Alto Investors, LLC, Micro Cap Partners, L.P. and William L. Edwards is 470 University Avenue, Palo Alto, California 94301.

(4) Includes options to purchase 7,499 shares of Geerlings & Wade's common stock issued pursuant to the Non-Employee Director Stock Option Plan that are currently exercisable or are exercisable within 60 days of March 18, 2002.
(5) Includes options to purchase 14,999 shares of Geerlings & Wade's common stock issued pursuant to the Non-Employee Director Stock Option Plan that are currently exercisable or are exercisable within 60 days of March 18, 2002.
(6) Represents options to purchase 21,666 shares of Geerlings & Wade's common stock that are currently exercisable or are exercisable within 60 days of March 18, 2002.
(7) Includes options to purchase 80,500 shares of Geerlings & Wade's common stock that are currently exercisable or are exercisable within 60 days of March 18, 2002.
(8) Includes options to purchase 833 shares of Geerlings & Wade's common stock issued pursuant to the Non-Employee Director Stock Option Plan that are currently exercisable or are exercisable within 60 days of March 18, 2002.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Geerlings & Wade's executive officers and directors, and persons who beneficially own more than ten percent of Geerlings & Wade's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to Geerlings & Wade copies of all Forms 3, 4 and 5 they file. A Form 3/A was filed by Mr. Remondi in September of 2001 to correct the omission of an option to purchase shares of the Company's common stock granted to him in November of 2000. In June of 2001, Mr. Webb filed a Form 4, which disclosed his purchase of shares of the Company's common stock, one day after the deadline to file such Form.

                  QUORUM REQUIREMENT AND METHOD OF TABULATION

   Consistent with Massachusetts corporate law and Geerlings & Wade's by-laws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the annual meeting. Votes cast by proxy or in person at the annual meeting will be counted by persons appointed by Geerlings & Wade to act as election inspectors for such annual meeting. The nominees for election as directors at the annual meeting who receive the greatest number of votes properly cast for the election of directors shall be elected. A majority vote of the number of shares present in person or represented by proxy at the annual meeting entitled to vote thereon is necessary to approve the ratification of independent public accountants as well as any other matter which comes before the annual meeting, except where law, Geerlings & Wade's restated articles of organization or by-laws require otherwise. The election inspector will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and
(ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the matter.

   At least ten days before the 2002 Annual Meeting of Stockholders, Geerlings & Wade shall make a complete list of the stockholders entitled to vote at the annual meeting open to the examination of any stockholder for any purpose germane to the annual meeting at its principal executive offices at 960 Turnpike Street, Canton, Massachusetts 02021. The list shall also be made available to stockholders present at the annual meeting.

                             FINANCIAL STATEMENTS

   Geerlings & Wade's audited financial statements for the fiscal year ended December 31, 2001 and certain other related financial and business information of Geerlings & Wade are contained in Geerlings & Wade's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed by Geerlings & Wade with the Securities and Exchange Commission on March 29, 2002 (including exhibits). Copies of such Annual Report on Form 10-K (excluding exhibits) are being mailed to stockholders concurrently with this proxy statement. Copies of such Annual Report on Form 10-K (excluding exhibits) also may be obtained without charge by contacting Geerlings & Wade, 960 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

                             STOCKHOLDER PROPOSALS

   In order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 to be considered by Geerlings & Wade for inclusion in Geerlings & Wade's proxy material for Geerlings & Wade's 2003 Annual Meeting of Stockholders, they must be received by Geerlings & Wade on or before December 5, 2002 at its principal executive office, 960 Turnpike Street, Canton, Massachusetts 02021, Attention: Investor Relations.

   For proposals that stockholders intend to present at the 2003 Annual Meeting of Stockholders outside the processes of the Rule 14a-8 of the Securities Exchange Act of 1934, unless the stockholder notifies Geerlings & Wade of such intent on or before February 14, 2003, any proxy that management solicits for such annual meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

                                 OTHER MATTERS

   Management has no knowledge of any other matter that may come before the 2002 Annual Meeting of Stockholders and does not, itself, currently intend to present any such other matter. However, if any such other matters properly come before the annual meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

           DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

   One proxy statement is being delivered to each stockholder unless Geerlings & Wade has received contrary instructions from one or more of the stockholders. Upon written or oral request, Geerlings & Wade will undertake to promptly deliver one copy of the proxy statement to stockholders at a shared address to which multiple copies of the proxy statement were delivered. To request delivery of a single copy of a proxy statement if you are receiving multiple copies, write to Geerlings & Wade at 960 Turnpike Street, Canton MA, 02021,
Attention: Investor Relations or call (781) 821-4152 and request the change.

                              PROXY SOLICITATION

   The cost of soliciting proxies will be paid by Geerlings & Wade. Proxies may be solicited without extra compensation by certain directors, officers and regular employees of Geerlings & Wade by mail, telegram or in person.

   Stockholders are urged to send in their proxies without delay. Your cooperation is appreciated.

         FORM OF PROXY FOR GEERLINGS & WADE, INC.'s 2002 ANNUAL MEETING


                             GEERLINGS & WADE, INC.

 Proxy Solicited on behalf of the Board of Directors of Geerlings & Wade, Inc.
           for Annual Meeting of Stockholders to be held May 7, 2002

     The undersigned, having received the Notice of Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Geerlings & Wade, Inc. (the "Company"), hereby appoints each of David R. Pearce, Huib E. Geerlings and Iveta Estrella as proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Geerlings & Wade to be held on May 7, 2002 at 3:00 p.m. at the offices of Ropes & Gray, One International Place, Boston, MA 02110 and all adjournments thereof (the "Annual Meeting") and to vote all shares of Common Stock of Geerlings & Wade that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

     This Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxy will be voted FOR the nominees and FOR the ratification of the appointment of the independent public accountants. If either of the nominees is not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of Common Stock for the Annual Meeting.

     SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR each of the following matters:



1. The election of two directors, for a              FOR                    WITHHOLD
term ending 2005.                            All nominees listed            AUTHORITY
                                             at right (except as            To vote for all
                                             marked to the contrary)         Nominees


To withhold as to less than all                      |_|                            |_|          Nominee: James C. Curvey
nominees, strike through the names of
the one or more nominees for whom you                |_|                            |_|          Nominee: John J. Remondi
wish to withhold




2. To consider and act upon a proposal              FOR          AGAINST         ABSTAIN
to ratify the appointment of Arthur
Andersen LLP as independent public
accountants of Geerlings & Wade for the              [_]          [_]              [_]
year ending December 31, 2002.


              PLEASE PROMPTLY SIGN, DATE AND RETURN THIS PROXY FORM
                          USING THE ENCLOSED ENVELOPE.


I plan to attend the meeting.                |_|

I do not plan to attend the meeting.         |_|

Signature _________________________________ Date  _________________________

Signature _________________________________ Date  _________________________


NOTE: Please sign name exactly as it appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.